UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

Effective February 28, 2018, K. Graham Hill will retire from KBR, Inc. ("KBR") as Executive Vice President, Global Business Development and Strategy. Mr. Hill has decided to return home to Melbourne, Australia to spend more time with his family. KBR would like to thank Mr. Hill for his many contributions to KBR and wishes him all the very best in his retirement.

Greg S. Conlon, currently KBR's President, Asia-Pacific (APAC), will assume Mr. Hill's responsibilities and the new title of Chief Development Officer. Mr. Conlon's broad background in global contracting and sales coupled with his experience managing businesses in the APAC region, Canada, the UK, and the US will bring additional perspective to the new role. Prior to joining KBR, Mr. Conlon held the position of Executive Vice President and led business development globally for the WorleyParsons Services business line, the largest business within WorleyParsons.

J. Jay Ibrahim, KBR's President, Europe, Middle East and Africa (EMEA), will assume responsibility for the APAC region and serve as KBR's President, APAC and EMEA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: February 14, 2018	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Public Law and Corporate Secretary